UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 7, 2005
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road
Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition.
     On November 8, 2005, we issued a press release providing selected financial data for our third quarter of 2005. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.02. The press release contains a measure (discussed below) that may be deemed a non-GAAP financial measure as defined in Item 10 of Regulation S-K under the Securities Exchange Act of 1934. The most directly comparable generally accepted accounting principle (GAAP) financial measure and information reconciling the GAAP and non-GAAP financial measure is also included in the press release.
     In the press release, we refer to a non-GAAP financial measure we call discretionary cash flow. Management believes this measure is a financial indicator of our company’s ability to internally fund capital expenditures and service debt. Management also believes this non-GAAP financial measure of cash flow is useful information to investors because it is widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Many investors use the published research of these analysts in making their investment decisions. Discretionary cash flow should not be considered an alternative to net cash provided by operating activities or net income, as defined by GAAP.
     In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Section 4 — Matters Related to Accountants and Financial Statements
Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
     On November 8, 2005, we issued a press release announcing that we will restate our historical financial statements for the periods from 2001 to 2004 and for the first six months of 2005 due to a downward revision of our proved reserves.
     Information regarding the restatement has been included in our press release dated November 8, 2005, which is being furnished as Exhibit 99.1 to this Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
     In October 2005, as a result of reservoir level reviews conducted during August 2005 through early October 2005, we determined that we would remove 171 bcfe of proved reserves as of December 31, 2004, or an approximate 20% downward revision in our proved reserves. Due to the size of this revision, the Audit Committee of our Board of Directors initiated an independent investigation to be conducted by an outside law firm to determine the factors that contributed to this significant downward revision. Based on the independent investigation as well as internal assessments, we concluded that a material portion of the negative reserve revisions should have been reflected in periods prior to 2004 and would require a revision of the historical reserve estimates included in our supplemental natural gas and oil operating data. Quantities of proven reserves are used in determining financial statement amounts, including ceiling test charges and depletion, depreciation and amortization expense. Our management and the Audit Committee of the Board of Directors determined on November 7, 2005 that the revision of our historical reserve estimates required the restatement of the financial statement information derived from these estimates for the periods from 2001 to 2004 and for the first six months of 2005. Due to the restatement, readers should no longer rely on our previously filed financial statements and other financial information for the years and each of the quarters in the years 2004, 2003, 2002 and 2001 and for the first and second quarters of 2005. Our independent registered public accounting firm, Ernst & Young LLP, concurs with these assessments. We will amend our Form 10-K for the year ended December 31, 2004 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005. We hope to file the amended reports and the Form 10-Q for the quarter ended September 30, 2005 by November 14, 2005, but no assurance can be given that the filings will be made by that date. We will file a Form 12b-25 with the SEC to delay for up to five days the filing of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.
Section 8 — Other Events
Item 8.01 Other Events.
     Stone and its audit committee are actively working to implement controls and procedures that will ensure the integrity of the company’s reserve booking process. The following controls are either in place or are being implemented for reserve booking: (i) improved training regarding SEC guidelines, (ii) revisions of documentation procedures and controls, (iii) the continued use of one or more independent third party engineering firms, (iv) the formation of a specific reserves committee of the board of directors to review the reserve booking process, and (v) appointment of a reservoir engineer as Vice President, Reserves. On November 4, 2005, Davis Polk & Wardwell issued a preliminary oral report to the audit committee of Stone’s board of directors that was critical of certain past reserve estimation and review practices and methodologies and made recommendations consistent with the implementation of controls and procedures outlined above. Davis Polk has been engaged by the audit committee to assist in its investigation of Stone’s reserve revisions. Davis Polk advised the audit committee that its investigation was not complete, but preliminary findings have indicated inadequate training and understanding of the SEC requirements for booking reserves. Davis Polk also reported that in the past there appears to have been a tone of optimism and aggressiveness set by management regarding reserve booking.
     As of October 1, 2005, we have a borrowing base under our bank credit facility of $425 million, of which $298.9 million was available. The participating banks in the facility are currently conducting the regularly scheduled semi-annual borrowing base re-determination which will include the impact of the hurricanes and the downward revision of reserves. Accordingly, we would anticipate a reduction in our borrowing base.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
Number	Description

99.1	Press Release dated November 8, 2005, “Stone Energy Corporation Announces Restatement of Historical Financial Statements and Provides Third Quarter 2005 Selected Financial Data and Operational Update”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: November 9, 2005	By:	/s/J. Kent Pierret

J. Kent Pierret
Senior Vice President,
Chief Accounting Officer
and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated November 8, 2005, “Stone Energy Corporation Announces Restatement of Historical Financial Statements and Provides Third Quarter 2005 Selected Financial Data and Operational Update”